(a)(43)

AMENDMENT NO. 33 TO TRUST INSTRUMENT OF

VOYA FUNDS TRUST

Establishment of New Share Class

Effective: May 22, 2014

THIS AMENDMENT NO. 33 TO THE TRUST INSTRUMENT OF VOYA FUNDS TRUST (“VFT”), a Delaware statutory trust, dated July 30, 1998, as amended (the “Trust Instrument”), reflects resolutions adopted by the Board of Trustees of VFT on May 22, 2014, with respect to Voya Short Term Bond Fund, a series of VFT (the “Fund”), acting pursuant to the Trust Instrument, including Article II, Sections 2.1 and 2.6 and Article XI, Section 11.8 of VFT’s Trust Instrument.  The resolutions serve to establish and designate a new share class for the Fund.

VOYA FUNDS TRUST

SECRETARY’S CERTIFICATE

I, Huey P. Falgout, Jr., Secretary of Voya Funds Trust (“VFT”), do hereby certify that the following is a true copy of resolutions duly adopted by the Board of Trustees of VFT at a meeting held on May 22, 2014 with regard to the establishment of Class R shares of VFT on behalf of Voya Short Term Bond Fund:

RESOLVED, that pursuant to the Trust Instrument dated July 30, 1998, as amended (the “VFT Trust Instrument”) of Voya Funds Trust (“VFT”), including Article II, Sections 2.1 and 2.6, and Article XI, Section 11.8, the designation of an additional class of shares for Voya Short Term Bond Fund (“Short Term Bond Fund”), which shall each be designated Class R shares, be, and it hereby is, approved;

FURTHER RESOLVED, that the officers of VFT be, and each hereby is, authorized with the assistance of counsel, to take any and all such actions they determine, in their discretion, to be necessary to prepare, execute and deliver an Amendment to the VFT Trust Instrument to establish the Class R shares for Short Term Bond Fund, to be effective on a date deemed appropriate by the officers of VFT; and

FURTHER RESOLVED, that the officers of VFT be, and each hereby is, authorized to prepare, execute and deliver such instruments as are necessary to effect the addition of the Class R shares of Short Term Bond Fund, including, but not limited to, the post-effective amendment to VFT’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, for the purpose of establishing the Class R shares for Short Term Bond Fund and to prepare and file such amendment to the Registration Statement in such form as may be approved by such officers and counsel.

/s/ Huey P. Falgout, Jr.
Huey P. Falgout, Jr.
Secretary

Dated: May 30, 2014